UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007

MESA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-15495	85-0302351

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
410 North 44th Street, Suite 700
Phoenix, Arizona, 85008
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (602) 685-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
     On August 1, 2007, Mesa Air Group, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter of 2007. The full text of the Company’s press release is attached hereto as Exhibit 99.1.
     The information in this Form 8-K, including the exhibits, shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities thereof, nor shall it be deemed to be incorporated by reference in any filing under the Exchange Act or under the Securities Act of 1933, as amended, except to the extent specifically provided in any such filing.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The Company has approved an amendment to its Bylaws authorizing the Company to issue uncertificated shares. The amendment was required in order to comply with NASDAQ Stock Market Marketplace Rule 4350(l) which requires each listed issuer to be eligible to issue uncertificated shares. The amendment to the Bylaws will be effective upon filing of the amendment as an exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2007. As of the date hereof, the Company has not made any determination whether or not to issue uncertificated shares.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
99.1	Press release regarding financial results, dated August 1, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESA AIR GROUP, INC.

Date: August 1, 2007	By:	/s/ GEORGE MURNANE III

	Name:	GEORGE MURNANE III
	Title:	Executive Vice President and CFO